State of Delaware
                                                                  PAGE 1
                 Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DIVERSIFIED AMERICAN HOLDINGS, INC.", CHANGING ITS NAME FROM "DIVERSIFIED AMERICAN HOLDINGS, INC." TO "STRATEGINET, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF NOVEMBER, A.D. 1998, AT
10 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.









                         [SEAL]        ______/s/Edward J.Freel_________________
                                       Edward J. Freel, Secretary of State

    2888556   8100                     AUTHENTICATION: 9404393

    981437204                               Date: 11-13-98



        Exhibit 2(ii) - Pg. 1


          CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF
       INCORPORATION OF DIVERSIFIED AMERICAN HOLDINGS, INC.

     DIVERSIFIED AMERICAN HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOS HEREBY CERTIFY:

     FIRST: That a meeting of the Board of Directors of the corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof or, in the alternative, consents in writing, setting forth the action to be taken, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and which shall be delivered to an officer of the corporation having custody of the book in which proceedings of minutes of stockholders are recorded. The resolutions setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall read as follows:

     1.   The name of the corporation is StrategiNet, Inc.

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended, said Article shall read as follows:

     4. The total number of shares that this corporation shall have authority to issue is thirty two million (32,000,000) which shall consist of thirty million shares of common stock, $.001 par value, and two million (2,000,000) shares of Preferred Stock, $.001 par value, which shall be designated "Preferred Shares". The Board of Directors by resolution shall determine the voting rights, if any, as well as the designations, preferences, other rights and series of the Preferred Stock. Each issued and outstanding share of the common stock and each share held in treasury shall be, without any further action on the part of the corporation or any stockholder, automatically, changed and reclassified into one-tenth of a share of common stock shall automatically and without further action on the part of the holder thereof represent the number of shares of common stock as
          adjusted for the Recapitalization.   Fractional
          shares of common stock shall not be issued in connection with the Recapitalization and the number of shares of common stock issuable in connection with the Recapitalization shall be rounded up to the next highest whole number. The


          Exhibit 2(ii) - Pg. 2


          Recapitalization shall be deemed to be effectuated at 5 P.M., New York City time, on November 19,
          1998.

     SECOND: That thereafter, written consents of stockholders were obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware which duly approved the filing of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation, has caused this certificate to be signed by its President on this 6th day of November, 1998.



                              _________/s/ Larry M. Reid_____________
                              Larry M. Reid, President




          Exhibit 2(ii) - Pg. 3